Exhibit n.9

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment No. 3 to the Registration Statement (No. 333-194870) on Form N-2 of Solar Capital Ltd. of our report dated February 13, 2017, relating to our audits of the consolidated financial statements of Crystal Financial LLC, as of and for the years ended December 31, 2016 and 2015.

/s/ RSM US LLP

Boston, Massachusetts

March 14, 2017